EXHIBIT 23.2


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                              JOHN KINROSS-KENNEDY
                           CRTIFIED PUBLIC ACCOUNTANT
                          17848 Skypark Circle, Suite C
                         Irvine, California, 92614-6401
                       (949) 955-2522. FAX (949) 724-3817
                              jkinross@zamucen.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      I consent to the use in this registration statement of my report dated December 8, 2010 on the financial statements for Naprodis, Inc. for the years ended August 31, 2010 and 2009, and to the reference to my firm under the heading "Experts' in the prospectus.



/s/ John Kinross-Kennedy

Irvine, CA
January 11, 2011                            John Kinross-Kennedy, CPA